CONSULTANT AGREEMENT

This Consultant Agreement (the "Agreement") is made and entered into effective as of the 4th day of October, 2004 (the "Effective Date"), between TURBODYNE TECHNOLOGIES, INC., a Nevada corporation, (the "Company") and MARSHA CHANDLER of Ojai, California (the "Consultant").

WHEREAS:

A.             The Company is engaged in the business of research and development of automotive products for the OEM market and after-markets.

B.             The Company desires to retain the Consultant to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

C.             The Consultant has agreed to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the promises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.             ENGAGEMENT AS A CONSULTANT

1.1           The Company hereby engages the Consultant as a consultant to provide the services of the Consultant on a part-time basis, averaging no more than 30 hours per week, in accordance with the terms and conditions of this Agreement and the Consultant hereby accepts such engagement.

2.             TERM OF THIS AGREEMENT

2.1           The term of this Agreement (the "Term") shall become effective and begin as of the Effective Date, and shall continue until the close of business on January 1, 2005, unless this Agreement is earlier terminated in accordance with the terms of this Agreement.

3.             CONSULTANT SERVICES

3.1           The Consultant agrees to perform the following services and undertake the following responsibilities and duties to the Company to be provided by the Consultant to the Company as consulting services (the "Consulting Services"):

(a)	business development, administrative services, share issuances;

(b)	reporting to the President of Company;

(c)
performing such other duties and observing such instructions as may be reasonably assigned from time to time by the President of the Company, provided such duties are within the scope of the Company's business and services to be provided by the Consultant.

3.2           The Consultant shall devote her part-time attention and energies to the business affairs of the Company as may be reasonably necessary for the provision of the Consulting Services, provided, however, the Consultant may engage in reasonable investment, working for other clients, and other personal activities that do not interfere with the Consultant's obligations hereunder.

3.3             In providing the Consulting Services, the Consultant will:

(a)	comply with all applicable federal, state, local and foreign statutes, laws and regulations;

(b)	not make any misrepresentation or omit to state any material fact that will result in a misrepresentation regarding the business of the Company; and

(c)	not disclose, release or publish any information regarding the Company without the prior written consent of the Company.

3.4             The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.

3.5             The Consulting Services provided under this Agreement shall not include:

(a)	services in connection with the offer or sale of securities in a capital-raising transaction;

(b)
services that directly or indirectly promote or maintain a market for the securities of the Corporation including without limitation the dissemination of information that reasonably may be expected to sustain or raise or otherwise influence the price of the securities;

(c)	services providing investor relations or shareholder communications;

(d)	consultation in connection with financing that involves any issuance of the Company's securities, whether equity or debt.

4.             CONSULTANT FEE

4.1           During the term of this Agreement and in consideration for the provision of the Consulting Services, the Company will:

(a)	pay the Consultant a consultant fee equal to $6,200.00 per month (the "Consultant Fee"), said amount to include $200 for the cost of handling and sale of shares; and

(b)
issue to the Consultant the following number of shares of the Company's common stock on the issue dates set forth below (the "Consultant Shares") at a deemed price of $.08 per share for the value of services for which the Consultant Shares are to be issued as set forth below. Should Consultant accept shares at a given issue price and then suffer a loss based on changing share prices, the Company will issue as many more shares as are necessary to pay the Consultant in full:

		Deemed Value
Number of Shares	Issue Date	of Services
232,500	October 26, 2004	$.08

The issuance of the Consultant Shares will be deemed to be a compensation stock award pursuant to the Company's 2004 Stock Incentive Plan (the "Stock Incentive Plan") and will be subject to the terms and conditions of the Company's Stock Incentive Plan. The Consultant acknowledges that the 2004 Stock Incentive Plan has been drafted and approved, but has not yet been registered, and there is no guarantee that it will ever be registered. However, once it is registered, Consultant shall receive a final copy of the Company's Stock Incentive Plan, and Consultant has received a draft thereof prior to the execution of this Agreement.

The Consultant Shares will be issued pursuant to exemptions from the registration requirements of the Securities Act of 1933 or pursuant to an effective registration statement. If issued pursuant to an exemption from registration, all certificates representing the Consultant Shares will be endorsed with a legend confirming that the securities have not been registered and may only be resold pursuant to an effective registration statement under the Act or pursuant to a further exemption from registration, in the form required by the Company's legal counsel.

5.             STOCK OPTIONS

5.1           The Consultant may be granted, subject to the approval of the Company's board of directors, incentive stock options to purchase shares of the Company's common stock in such amounts and at such times as the Board of Directors of the Company, in their absolute discretion, may from time to time determine. Such options will be in an amount and of a nature similar to those granted by the Company to other directors and senior officers of the Company, with adjustment for the merit and performance of the Consultant. All Stock Options will be subject to the terms and conditions of the Company's Stock Option Plan, a copy of which has been delivered to the Consultant. The Consultant acknowledges and agrees that (i) the Consultant will only sell any shares issued by the Company on exercise of any Stock Options in accordance with all applicable securities laws, including the Securities Act of 1933; and (ii) the shares issued upon exercise of any Stock Options may be subject to restrictions on resale imposed by applicable securities law; and (iii) the Company may legend all stock certificates representing the shares issued upon exercise of any Stock Options with applicable resale restrictions, as reasonably advised by the Company's legal counsel; (iv) the Consultant has received and reviewed a copy of the Stock Option Plan.

6.             REIMBURSEMENT OF EXPENSES

6.1           The Company will pay to the Consultant, in addition to the Consultant Fee, the reasonable travel and promotional expenses and other specific expenses incurred by the Consultant in provision of the Consulting Services.

7.             TERMINATION

7.1           The Company may terminate this Agreement at any time upon the occurrence of any of the following events of default (each an "Event of Default"):

(a)	the Consultant's commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

(b)	the neglect or breach by the Consultant of any of the Consultant's material obligations or agreements under this Agreement; or

(c)	the Consultant's refusal to follow lawful directives of the Board,

provided that in the event of any Event of Default under (b) or (c), a notice of the Event of Default has been delivered to the Consultant and provided the Consultant has failed to remedy the default within thirty days of the date of delivery of notice of the Event of Default.

7.2           The Company may at its option terminate this Agreement in the absence of an Event of Default by delivering notice of termination to the Consultant and paying to the Consultant all amounts earned under this Agreement in a lump sum as full and final payment of all amount payable under this Agreement, including damages for wrongful termination.

7.3           The Consultant may terminate this Agreement at any time in the event of any breach of any material term of this Agreement by the Company, provided that written notice of default has been delivered to the Company and the Company has failed to remedy the default within thirty days of the date of delivery of notice of default.

7.4           On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

8.             PROPRIETARY INFORMATION AND DEVELOPMENTS

8.1           The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultant Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, technology, development plans, business relationships, expansion proposals, customer lists and details of its Internet web site or business relationships with banks, lenders and other parties not otherwise publicly available.

8.2            If at any time or times during the term of this Agreement, the Consultant shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection) (herein called "Developments") that (i) relates to the business of the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith, (ii) results from tasks assigned the Consultant by the Company or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise, and the Consultant shall promptly disclose to the Company (or any persons designated by it) each such Development and, as may be necessary to ensure the Company's ownership of such Developments. The Consultant hereby assigns any rights (including, but not limited to, any copyrights and trademarks) the Consultant may have or acquire in the Developments and benefits or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

The Consultant will, during the term of this Agreement and at any time thereafter, at the request and cost (including the Consultant's reasonable attorney's fees) of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and, its duly authorized agents may reasonably require:

(a)
to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection for any Developments in any country throughout the world and when so obtained or vested to renew and restore the same; and

(b)
to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous propose.

In the event the Company is unable, after reasonable effort, to secure the Consultant's signature on any application for letters patent, copyright or trademark registration or other documents regarding any legal protection relating to a Development, whether because of the Consultant's physical or mental incapacity or for any other reason whatsoever, the Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his respective agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution, and issuance of letters patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by the Consultant as applicable.

8.3           The obligations of the Consultant set forth in Sections 8.1 and 8.2 will survive termination of this Agreement.

9.             NON-COMPETE; NON-HIRE

9.1            The Consultant agrees that, in the event of termination of this Agreement, for a period of one (1) year following the termination of this Agreement, the Consultant will not, without the Company's consent, directly or alone or as a partner, joint venturer, officer, director employee, consultant, agent, independent contractor or stockholder or other owner of any entity or business, engage in any business which is directly competitive with the business of the Company in any territory in which the Company is engaged in business at the date of termination, including any business involving the manufacture or development of products that complete with the products manufacture or being developed by the Company; provided, however, that the ownership by the Consultant of not more than five percent (5%) of the shares of any publicly traded class of stock of any corporation shall not be deemed, in and of itself, to violate the prohibitions of this Section 9.1.

9.2           The Consultant agrees that, in the event of any termination of this Agreement, for a period of one (1) year following such termination of this Agreement, the Consultant will not hire or otherwise employ or retain, or knowingly permit (to the extent reasonably within his control) any other entity or business which employs the Consultant or in which the Consultant has any ownership interest or is otherwise involved to hire or otherwise employ or retain, any person who was employed or engaged as a consultant or employee by the Company as of the date of the termination of this Agreement.

9.3           The restrictions in this Section 9, to the extent applicable, shall be in addition to any restrictions imposed upon the Consultant by statute or at common law.

9.4           The parties hereby acknowledge that the restrictions in this Section 9 have been specifically negotiated and agreed to by the parties hereto and are limited only to those restrictions reasonably necessary to protect the Company from unfair competition. The parties hereby agree that if the scope or enforceability of any provision, paragraph or subparagraph of this Section 9 is in any way disputed at any time, and should a court find that such restrictions are overly broad, the court may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances. Each provision, paragraph and subparagraph of this Section 9 is separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

9.5           The obligations and agreements of the Consultant set forth in Sections 9.1, 9.2, 9.3 and 9.4 will survive termination of this Agreement for the periods specified in Sections 9.1 and 9.2.

10.            RELIEF

10.1          The Consultant hereby expressly acknowledges that any breach or threatened breach by the Consultant of any of the terms set forth in Section 8 or 9 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including but not limited to injunctive relief or other equitable remedies.

11.            INDEMNIFICATION

11.1          The Consultant will indemnify and defend and hold the Company harmless against any claims, actions, suits, proceedings, investigations, losses, expenses, demands, obligations, liabilities, judgments, fines, fees, costs and expenses (including costs and reasonable attorney fees) and any amounts paid in settlements in any of the foregoing which arise or result from or are related to any breach or failure of the Consultant to perform any of its covenants and agreements set forth in this Agreement. The indemnification provisions of this paragraph shall survive the termination and expiration of this Agreement.

12.            PARTIES BENEFITED; ASSIGNMENTS

12.1          This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.

13.            NOTICES

13.1          Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Consultant at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 13. Notices shall be deemed given when delivered.

14.            GOVERNING LAW

14.1          This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and each party hereto adjourns to the jurisdiction of the courts of the State of Nevada.

15.            REPRESENTATIONS AND WARRANTIES

15.1           The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement. The Consultant will not perform any services under this Agreement that constitute capital raising or may be construed as capital raising in any way.

16.            MISCELLANEOUS

16.1           This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

16.2           This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

16.3           No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

16.4           A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

16.5           This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

16.6           The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

16.7           The Consultant may assign the benefit of this Agreement to a private corporation controlled by the Consultant, provided that such assignment will not relieve the Consultant from his obligations to the Company arising under this Agreement.

16.8           This Agreement replaces and supersedes all other consultant and employment agreements between the Company and the Consultant and any amendments hereto.

16.9           The Consultant acknowledges and agrees that Cane O'Neill Taylor, LLC has acted solely as legal counsel for the Company and that the Consultant has been recommended to obtain independent legal advice prior to execution of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

TURBODYNE TECHNOLOGIES, INC. by its authorized signatory:

Signature of Authorized Signatory

Name of Authorized Signatory

Position of Authorized Signatory

SIGNED, SEALED AND DELIVERED
BY MARSHA CHANDLER
in the presence of:

Signature of Witness

Address of Witness	MARSHA CHANDLER